Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-202823) and in the related Prospectus (collectively, the “Registration Statement”) of RSP Permian, Inc. relating to our reserves reports of (i) Silver Hill Energy Partners, LLC’s proved oil and natural gas reserves estimates and associated cash flow and economics as of June 30, 2016, and the inclusion of our corresponding report letter dated August 12, 2016, and (ii) Silver Hill E&P II, LLC’s proved oil and natural gas reserves estimates and associated cash flow and economics as of June 30, 2016, and the inclusion of our corresponding report letter dated August 18, 2016, included in or made a part of this Current Report on Form 8-K. We also consent to the references to our firm contained in the Registration Statement, including under the caption “Experts”.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas

October 13, 2016